Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
OF WARRANTS OF
AVEPOINT, INC.
PURSUANT TO THE OFFER DATED AUGUST 27, 2024

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

●

Warrants (as defined below) are not immediately available or Warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the “Warrant Agent”) prior to the Expiration Date (as defined in the Offer to Purchase), or

●	The procedure for book-entry transfer cannot be completed on a timely basis, or

●

Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach the Warrant Agent prior to the Expiration Date.

The Offer to Purchase and Consent Solicitation, dated August 27, 2024 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent, as each may be amended or supplemented from time to time, together constitute the “Offer.”

The Offer relates to the Warrants that were publicly issued in connection with the Apex IPO (as defined in the Offer to Purchase), which trade on The Nasdaq Global Select Market under the symbol “AVPTW” (the “Warrants”). Any and all outstanding Warrants are eligible to be tendered pursuant to the Offer.

IF NECESSARY, MAIL THIS NOTICE OF GUARANTEED DELIVERY TO:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

IF DELIVERING BY FIRST CLASS MAIL, OVERNIGHT MAIL OR HAND: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

ATTN: Corporate Actions (AvePoint)
1 State Street, 30th Floor
New York, New York 10004
Telephone: 917-262-2378
Email: tenders+avepoint@continentalstock.com

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, or overnight courier to the Warrant Agent. See the discussion in the Offer to Purchase under “The Offer and Consent Solicitation, Section 2. Procedure for Tendering Warrants.”

For this notice to be validly delivered, it must be received by the Warrant Agent at the above address before the Offer expires. Delivery of this notice to another mailing address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Warrant Agent and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal and Consent) under the instructions to the Letter of Transmittal and Consent, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

By signing this Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal and Consent, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in the Offer to Purchase under “The Offer and Consent Solicitation, Section 2. Procedure for Tendering Warrants.”

NUMBER OF WARRANTS EXCHANGED:

SIGNATURES

Signatures:
Name(s) of Warrant Holders(s):
(please type or print)

Certificate Nos.:
Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number(s):

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Warrant Agent of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Warrant Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within one Nasdaq Stock Market trading day after the date of receipt by the Warrant Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Warrant Agent and must deliver the Letter of Transmittal and Consent and certificates for Warrants to the Warrant Agent within the time set forth above.

Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:

Name:
(Please Print)

Title:
Address:

Areas Code(s) and Telephone Number(s):

Dated:	, 2024

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL AND CONSENT.

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